Smart Sand, Inc. Announces Fourth Quarter and Full Year 2016 Results

-	4Q 2016 revenues of $29.4 million increased 170% sequentially
-	4Q 2016 tons sold totaled approximately 274,500 an increase of 19% sequentially
-	4Q and Full year 2016 Net Income of $12.4 million and $10.4 million, respectively
-	4Q Adjusted EBITDA of $26.9 million increased 145% sequentially
-	Full year 2016 Adjusted EBITDA of $37.8 million

THE WOODLANDS, Texas, March 16, 2017 – Smart Sand, Inc. (NASDAQ: SND) (the “Company”), a pure-play, low-cost producer of high quality Northern White raw frac sand, today announced results for the fourth quarter and full year ended December 31, 2016.

“2016 was a transformational year for Smart Sand,” stated Charles Young, Chief Executive Officer. “We were able to deliver improving sand sales volumes each quarter along with positive Net Income and EBITDA in a difficult operating environment for our industry for much of the year.  Additionally, we completed our initial public offering in November 2016 and a successful follow on equity offering in February 2017.  We are now essentially debt free, with the exception of a small amount of capital leases and notes payable, and have approximately $70 million in cash available to support growth initiatives.  Market demand for raw frac sand has started out strong in 2017, especially for finer mesh grades, and we expect this trend to continue.  With our reserve mix of approximately 81% finer mesh sand grades and our strong balance sheet, we are well positioned to take advantage of the expected growth in raw frac sand demand in 2017 and going forward.”

Full Year 2016 Highlights

Revenues were $59.2 million for the full year 2016, compared with $47.7 million for the full year 2015, a 24% increase year over year.

Overall tons sold were approximately 826,400 in the full year 2016, compared with approximately 750,700 tons sold in the full year 2015, a 10% increase year over year.

Net income was $10.4 million, or $0.43 per basic and $0.42 per diluted share, for the full year 2016, compared with net income of $5.0 million, or $0.23 per basic and $0.19 per diluted share, for the full year 2015, an increase of 108% year over year.

Adjusted EBITDA was $37.8 million for the full year 2016 compared to Adjusted EBITDA of $23.9 million for the full year 2015, an increase of 58% year over year.

Fourth Quarter 2016 Highlights

Revenues were $29.5 million in the fourth quarter of 2016, compared with $15.2 million during the fourth quarter of 2015, a 94% increase year over year.  Fourth quarter 2016 revenue increased by 170% compared to third quarter 2016 revenue of $10.9 million.

Overall tons sold were approximately 274,500 in the fourth quarter of 2016, compared with approximately 107,200 tons sold in the fourth quarter of 2015 and 229,700 tons for the third quarter of 2016, increases of 156% and 19%, respectively.

The Company generated net income of $12.5 million, or $0.40 per basic and diluted share, for the fourth quarter of 2016, compared with a net loss of $(0.0) million, or $(0.01) per basic and diluted share, for the fourth quarter of 2015 and a net loss of $(0.1) million, or $0 per basic and diluted share, for the third quarter of 2016.

Adjusted EBITDA was $26.9 million for the fourth quarter of 2016 compared to Adjusted EBITDA of $10.9 million during same period last year, an increase of 146% on a year-over-year basis and an increase of 498% compared to third quarter of 2016 Adjusted EBITDA of $4.5 million.

Additionally, for the first two months of 2017 we sold approximately 331,000 tons.

Capital Expenditures

Smart Sand’s capital expenditures totaled $0.4 million for the quarter ended December 31, 2016 and totaled approximately $2.5 million for the full year 2016, and were associated largely with the Company’s investment in various enhancement and cost improvement projects.  The Company estimates that capital expenditures will be approximately $55 million in 2017.

Conference Call

Smart Sand will host a conference call and live webcast for analysts and investors this morning, March 16 at 10:00 a.m. Eastern Time to discuss the Company’s fourth quarter and full year 2016 financial results. Investors are invited to listen to a live audio webcast of the conference call which will be accessible on the “Investors” section of the Company’s website at www.smartsand.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. An archived replay of the call will also be available on the website following the call. The call can also be accessed live by dialing (888) 799-5165 or for international callers, (478) 219-0056. The passcode for the call is 84429611. A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or for international callers, (404) 537-3406.  The conference ID for the replay is 84429611.

Forward-looking Statements

All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results.  We have attempted to identify any forward-looking statements by using words such as "expect", “will”, “estimate” and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements.

Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in the “Risk Factors” section of the prospectus (the “Prospectus”), filed by the Company with the U.S. Securities and Exchange Commission on February 3, 2017, relating to our recently completed follow on offering.

You should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

About Smart Sand

Smart Sand, Inc. is a pure-play low-cost producer of high-quality Northern White raw frac sand. We sell our products primarily to oil and natural gas exploration and production companies and oilfield service companies. We own and operate a raw frac sand mine and related producing facility near Oakdale, Wisconsin, at which we currently have approximately 244 million tons of proven recoverable reserves and approximately 92 million tons of probable reserves. We currently have 3.3 million tons of processing capacity.  The Company is headquartered in The Woodlands, Texas.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
	(in thousands, except per share amounts)
Revenues	$ 29,450	$ 10,927	$ 15,165
Cost of goods sold	8,770	5,931	3,867
Gross profit	20,680	4,996	11,298
Operating expenses:
Salaries, benefits and payroll taxes	3,774	1,316	1,064
Depreciation and amortization	101	102	112
Selling, general and administrative	1,532	1,044	1,077
Total operating expenses	5,407	2,462	2,253

Operating income	15,273	2,534	9,045
Other (expenses) income:
Preferred stock interest expense	(629)	(1,813)	(1,388)
Other interest expense	(345)	(845)	(1,124)
Other income	8,638	33	(7)
Total other expenses, net	7,664	(2,625)	(2,520)
Loss on extinguishment of debt	1,051	—	2,594
(Loss) income before income tax expense (benefit)	21,886	(91)	3,931
Income tax expense (benefit)	9,445	5	4,260
Net (loss) income	$ 12,441	$ (96)	$ (329)

Net (loss) income per common share:
Basic	$ 0.40	$ (0.00)	$ (0.01)
Diluted	$ 0.40	$ (0.00)	$ (0.01)
Weighted-average number of common shares:
Basic	30,952	22,189	22,114
Diluted	31,210	22,189	26,400

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
	(in thousands, except per share amounts)
Revenues	$29,450	$10,927	$15,165
Cost of goods sold	8,770	5,931	3,867
Gross profit	20,680	4,996	11,298
Operating expenses:
Salaries, benefits and payroll taxes	3,774	1,316	1,064
Depreciation and amortization	101	102	112
Selling, general and administrative	1,532	1,044	1,077
Total operating expenses	5,407	2,462	2,253

Operating income	15,273	2,534	9,045
Other (expenses) income:
Preferred stock interest expense	(629)	(1,813)	(1,388)
Other interest expense	(345)	(845)	(1,124)
Other income	8,638	33	(7)
Total other expenses, net	7,664	(2,625)	(2,520)
Loss on extinguishment of debt	1,051	—	2,594
(Loss) income before income tax expense (benefit)	21,886	(91)	3,931
Income tax expense (benefit)	9,445	5	4,260
Net (loss) income	$12,441	$(96)	$(329)

Net (loss) income per common share:
Basic	$0.43	$(0.00)	$(0.01)
Diluted	$0.42	$(0.00)	$(0.01)
Weighted-average number of common shares:
Basic	24,322	22,189	22,114
Diluted	24,579	22,189	26,400

	Year Ended December 31,
	2016	2015
	(in thousands, except per share amounts)
Revenues	$ 59,231	$ 47,698
Cost of goods sold	26,569	21,003
Gross profit	32,662	26,695
Operating expenses:
Salaries, benefits and payroll taxes	7,385	5,055
Depreciation and amortization	384	388
Selling, general and administrative	4,502	4,669
Total operating expenses	12,271	10,112
Operating income	20,391	16,583
Other (expenses) income:
Preferred stock interest expense	(5,565)	(5,078)
Other interest expense	(2,862)	(2,748)
Other income	8,860	363
Total other income (expenses), net	433	(7,464)
Loss on extinguishment of debt	(1,051)	—
Income before income tax expense	19,773	9,119
Income tax expense	9,394	4,129
Net income	$ 10,379	$ 4,990
Net income per common share:
Basic	$ 0.27	$ 0.23
Diluted	$ 0.27	$ 0.19
Weighted-average number of common shares:
Basic	38,816	22,114
Diluted	39,074	26,400

	Year Ended December 31,
	2016	2015
	(in thousands, except per share amounts)
Revenues	$59,231	$47,698
Cost of goods sold	26,569	21,003
Gross profit	32,662	26,695
Operating expenses:
Salaries, benefits and payroll taxes	7,385	5,055
Depreciation and amortization	384	388
Selling, general and administrative	4,502	4,669
Total operating expenses	12,271	10,112
Operating income	20,391	16,583
Other (expenses) income:
Preferred stock interest expense	(5,565)	(5,078)
Other interest expense	(2,862)	(2,748)
Other income	8,860	363
Total other income (expenses), net	433	(7,464)
Loss on extinguishment of debt	(1,051)	—
Income before income tax expense	19,773	9,119
Income tax expense	9,394	4,129
Net income	$10,379	$4,990
Net income per common share:
Basic	$0.27	$0.23
Diluted	$0.27	$0.19
Weighted-average number of common shares:
Basic	38,816	22,114
Diluted	39,074	26,400

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
	(in thousands)
Assets
Current assets:
Cash	$ 46,563	$ 3,896
Restricted cash	971	—
Accounts receivables, net	5,339	2,020
Unbilled receivables	404	4,021
Inventories	10,344	5,025
Prepaid expenses and other current assets	1,403	1,524
Total current assets	65,024	16,486
Inventories, long-term	3,155	7,117
Property, plant and equipment, net	104,096	108,928
Deferred financing costs, net	1,154	—
Other assets	23	33
Total assets	$ 173,452	$ 132,564

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 1,663	$ 1,170
Accrued and other expenses	2,430	3,778
Deferred revenue	1,615	7,133
Income taxes payable	7,058	-
Current portion of equipment financing obligations	674	409
Current portion of notes payable	282	1,369
Redeemable Series A preferred stock	—	34,708
Total current liabilities	13,722	48,567

Revolving credit facility, net	—	62,768
Equipment financing obligations, net of current portion	572	1,246
Notes payable, net of current portion	288	569
Deferred tax liabilities, long-term, net	15,044	14,505
Asset retirement obligation	1,384	1,180
Total liabilities	31,010	128,835

Stockholders’ equity
Common stock	39	22
Treasury stock, at cost	(539)	(123)
Additional paid-in capital	132,879	4,146
Accumulated deficit	10,063	(316)
Total stockholders’ equity	142,442	3,729
Total liabilities and stockholders’ equity	$ 173,452	$ 132,564

	December 31, 2016	December 31, 2015
	(in thousands)
Assets
Current assets:
Cash	$46,563	$3,896
Restricted cash	971	—
Accounts receivables, net	5,339	2,020
Unbilled receivables	404	4,021
Inventories	10,344	5,025
Prepaid expenses and other current assets	1,403	1,524
Total current assets	65,024	16,486
Inventories, long-term	3,155	7,117
Property, plant and equipment, net	104,096	108,928
Deferred financing costs, net	1,154	—
Other assets	23	33
Total assets	$173,452	$132,564

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,663	$1,170
Accrued and other expenses	2,430	3,778
Deferred revenue	1,615	7,133
Income taxes payable	7,058	—
Current portion of equipment financing obligations	674	409
Current portion of notes payable	282	1,369
Redeemable Series A preferred stock	—	34,708
Total current liabilities	13,722	48,567

Revolving credit facility, net	—	62,768
Equipment financing obligations, net of current portion	572	1,246
Notes payable, net of current portion	288	569
Deferred tax liabilities, long-term, net	15,044	14,505
Asset retirement obligation	1,384	1,180
Total liabilities	31,010	128,835

Stockholders’ equity
Common stock	39	22
Treasury stock, at cost	(539)	(123)
Additional paid-in capital	132,879	4,146
Accumulated deficit	10,063	(316)
Total stockholders’ equity	142,442	3,729
Total liabilities and stockholders’ equity	$173,452	$132,564

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

We define EBITDA as our net income, plus (i) depreciation, depletion and amortization expense; (ii) income tax expense (benefit); (iii) interest expense and (iv) franchise taxes. We define Adjusted EBITDA as EBITDA, plus (i) gain or loss on sale of fixed assets or discontinued operations, (ii) costs related to our initial public offering (“IPO”), (iii) restricted stock compensation; (iv) development costs; (v) non-recurring cash charges related to restructuring, retention and other similar actions, (vi) one-time integration and transition costs associated with specified transactions, including our IPO, (vii) earn-out and contingent consideration obligations, and (viii) non-cash charges and unusual or non-recurring charges. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors and commercial banks, to assess:

-	the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets;
-	the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; and
-

our ability to incur and service debt and fund capital expenditures; and our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure.

We believe that our presentation of EBITDA and Adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definition of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for each of the periods indicated:

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
	(in thousands)
Net (loss) income	$12,441	$(96)	$2,266
Depreciation, depletion and amortization	1,624	1,647	1,561
Income tax expense (benefit)	9,445	5	4,260
Interest expense	983	2,658	2,512
Franchise taxes	2	3	6
EBITDA	$24,495	$4,217	$10,605
Gain (loss) on sale of fixed assets (1)	—	29	84
Initial public offering related costs (2)	725	—	38
Restricted stock compensation (3)	706	299	181
Development costs (4)	—	—	47
Non-cash charges (5)	3	(8)	(16)
Loss on extinguishment of debt (6)	1,051	—	—
Adjusted EBITDA	$26,980	$4,537	$10,939

(1)	Includes losses related to the sale and disposal of certain assets in property, plant and equipment.
(2)	For the year ended December 31, 2016, the Company incurred $725 of IPO related bonuses. For the year ended December 31, 2015, the Company incurred $221 of expenses related to previous IPO activities.
(3)	Represents the non-cash expenses for stock-based awards issued to our employees and outside directors.
(4)	Represents costs incurred with the development of certain Company assets.
(5)

Represents accretion of asset retirement obligation and loss on derivatives. For the years ended December 31, 2016 and 2015, the Company incurred a loss of $5 and $445, respectively, related to a propane derivative contract.

(6)	Reflects the loss on extinguishment of debt related to our November 2016 financing transaction.

	Year Ended December 31,
	2016	2015
	(in thousands)
Net Income	$10,379	$4,990
Depreciation and depletion	6,445	5,243
Income tax expense	9,394	4,129
Interest expense	8,436	7,826
Franchise taxes	21	35
EBITDA	$34,675	$22,223
Gain (loss) on sale of fixed assets (1)	(59)	39
Initial public offering related costs (2)	725	221
Restricted stock compensation (3)	1,426	792
Development costs (4)	—	76
Non-cash charges (5)	21	530
Loss on extinguishment of debt (6)	1,051	—
Adjusted EBITDA	$37,839	$23,881

(1)	Includes losses related to the sale and disposal of certain assets in property, plant and equipment.
(2)	For the year ended December 31, 2016, the Company incurred $725 of IPO related bonuses. For the year ended December 31, 2015, the Company incurred $221 of expenses related to previous IPO activities.
(3)	Represents the non-cash expenses for stock-based awards issued to our employees and outside directors.
(4)	Represents costs incurred with the development of certain Company assets.
(5)

Represents accretion of asset retirement obligation and loss on derivatives. For the years ended December 31, 2016 and 2015, the Company incurred a loss of $5 and $445, respectively, related to a propane derivative contract.

(6)	Reflects the loss on extinguishment of debt related to our November 2016 and March 2014 financing transactions, respectively.

	Year Ended December 31,
	2016	2015
	(in thousands)
Net Income	$ 10,379	$ 4,990
Depreciation and depletion	6,445	5,243
Income tax expense	9,394	4,129
Interest expense	8,436	7,826
Franchise taxes	21	35
EBITDA	$ 34,675	$ 22,223
Gain (loss) on sale of fixed assets (1)	(59)	39
Initial public offering related costs (2)	725	221
Restricted stock compensation (3)	1,426	792
Development costs (4)	-	76
Non-cash charges (5)	21	530

Loss on extinguishment of debt (6)	1,051	-
Adjusted EBITDA	$ 37,839	$ 23,881

(1) Includes losses related to the sale and disposal of certain assets in property, plant and equipment.
(2) For the year ended December 31, 2016, the Company incurred $725 of IPO related bonuses. For the year ended December 31, 2015, the Company incurred $221 of expenses related to previous IPO activities.
(3) Represents the non-cash expenses for stock-based awards issued to our employees and outside directors.
(4) Represents costs incurred with the development of certain Company assets.
(5) Represents accretion of asset retirment obligation and loss on derivatives. For the years ended
December 31, 2016 and 2015, the Company incurred a loss of $5 and $445, respectively, related to a propane derivative contract.
(6) Reflects the loss on extinguishment of debt related to our November 2016 and March 2014 financing transactions, respectively.

Investor Contacts

Lee Beckelman

CFO

(281) 231-2660

LBeckelman@smartsand.com

Phil Cerniglia

Investor Relations and Budgeting Manager

(281) 231-2660

PCerniglia@smartsand.com